Exhibit 99.1

Splash Beverage Group Reports Third Quarter 2021 Results

SPLASH BEVERAGE GROUP INC.

Tue, November 16, 2021, 8:30 AM·3 min read

In this article:

SBEV

-11.06%

Continued Robust Year-over-Year Revenue Growth

Fort Lauderdale, Florida, Nov. 16, 2021 (GLOBE NEWSWIRE) -- Splash Beverage Group, Inc. (NYSE American: SBEV) ("Splash" or the "Company"), an innovator in the beverage industry with a growing portfolio of alcoholic and non-alcoholic beverage brands, today announced the filing of its third quarter 2021 Report on Form 10-Q for the three months ended September 30, 2021 with the Securities and Exchange Commission on November 15, 2021.

Highlights from the report include:

·                     308% Growth in Quarterly Revenues Year-over-Year

Revenues for the quarter ended September 30, 2021, were $2,827,393, an increase of $2,134,419 or 308%, over revenues of $692,974 in third quarter of 2020.

·                     578% Year-Over-Year Revenue Growth in First Nine Months

Revenues in the first nine months of 2021 grew to $8,254,078, an increase of $7,036,369 or 578%, over $1,217,709 in the first nine months of 2020.

For the three-months ending September 30, 2021, the company sustained a $12.2 million loss from continuing operations, of which $8.8 million resulted from non-cash transactions.

For the nine-months ending September 30, 2021, the company sustained a $23.2 million loss from continuing operations, of which $13.3 million resulted from non-cash transactions.

“We continue to build robust year-over-growth revenue growth driven by all brands in our portfolio with particular strength coming from Copa di Vino and Pulpoloco. Our balance sheet remains strong with over $8 million in cash and equivalents, while most of our expenses were non-cash. During and immediately following the third quarter, we signed four distribution agreements to expand our footprint and drive revenues, and we enhanced our product lines through new packaging for TapouT, eco-friendly packaging for Pulpoloco, and a new four-pack for Copa di Vino. We expect strong growth in the fourth quarter as we anticipate signing additional key distribution agreements and benefit from the distribution agreements signed in Q3,” stated Robert Nistico, CEO of Splash.

The full 10-Q Quarterly Report can be found here: https://www.sec.gov/ix?doc=/Archives/edgar/data/0001553788/000173112221001942/e3201_10-q.htm

About Splash Beverage Group, Inc.

Splash Beverage Group, an innovator in the beverage industry, owns a growing portfolio of alcoholic and non-alcoholic beverage brands including Copa di Vino wine by the glass, SALT flavored tequilas, Pulpoloco sangria, and TapouT performance hydration and recovery drink. Splash’s strategy is to rapidly develop early-stage brands already in its portfolio as well as acquire and then accelerate brands that have high visibility or are innovators in their categories. Led by a management team that has built and managed some of the top brands in the beverage industry and led sales from product launch into the billions, Splash is rapidly expanding its brand portfolio and global distribution.

For more information visit:
www.SplashBeverageGroup.com
www.copadivino.com
www.drinksalttequila.com
www.pulpo-loco.com
www.tapoutdrinks.com

Contact Information:
Splash Beverage Group
Info@SplashBeverageGroup.com
954-745-5815

Forward-Looking Statement

This press release includes “forward-looking statements” within the meaning of U.S. federal securities laws. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results and, consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements and factors that may cause such differences include, without limitation, the risks disclosed in the Company’s Annual Report on Form 10-K filed with the SEC on March 8, 2021, and in the Company’s other filings with the SEC. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Except as required by law, the Company disclaims any obligation to update or publicly announce any revisions to any of the forward-looking statements contained in this press release.